UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2016 (February 3, 2016)

KEMPHARM, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36913	20-5894398
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2656 Crosspark Road, Suite 100 Coralville, IA		52241
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (319) 665-2575

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 9, 2016, KemPharm, Inc. (the “Company”) issued $86.25 million aggregate principal amount of its 5.50% Senior Convertible Notes due 2021 (the “Notes”) to Cowen and Company, LLC and RBC Capital Markets, LLC as representatives of the several initial purchasers (the “Initial Purchasers”), who subsequently resold the Notes to qualified institutional buyers (the “Note Offering”) in reliance on the exemption from registration provided by Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes sold in the Note Offering include $11.25 million aggregate principal amount of Notes sold to the Initial Purchasers pursuant to their option to purchase additional Notes, solely to cover over-allotments, which was exercised in full on February 4, 2016.

The Company estimates that the net proceeds from the Note Offering will be approximately $82.0 million, after deducting the Initial Purchasers’ discount and estimated offering expenses. Concurrently with and/or following the Note Offering, the Company intends to use up to $18.7 million of the net proceeds from the Note Offering to repay in full the $15.0 million original principal amount term note (the “term note”) issued under that certain facility agreement, dated as of June 2, 2014 (as amended, the “Facility Agreement”), between the Company and Deerfield Private Design Fund III, L.P. (“Deerfield”), plus all accrued but unpaid interest on the term note, a make whole interest payment on the term note and a prepayment premium on the term note.  In addition, following the Note Offering, the Company intends to use the remaining net proceeds from the Note Offering, together with its existing cash and cash equivalents, to fund the research and development of the clinical and preclinical prodrug product candidates in its pipeline, to seek regulatory approval of KP201/APAP and its other product candidates, to support plans for commercialization of KP201/APAP, if approved, and for working capital and general corporate purposes.

The Notes were issued pursuant to an Indenture, dated as of February 9, 2016 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee. Interest on the Notes will be payable semi-annually in cash in arrears on February 1 and August 1 of each year, beginning on August 1, 2016, at a rate of 5.50% per year. The Notes mature on February 1, 2021 unless earlier converted or repurchased. The Notes are not redeemable prior to the maturity date, and no sinking fund is provided for the Notes.

The Notes are convertible at an initial conversion rate of 58.4454 shares of the Company’s common stock per $1,000 principal amount of the Notes, subject to adjustment under the Indenture, which is equal to an initial conversion price of approximately $17.11 per share of common stock. Upon conversion, the Notes will be settled in shares of the Company’s common stock, together with a cash payment in lieu of delivering any fractional share. The conversion rate will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date, the Company will increase the conversion rate for a holder who elects to convert its Notes in connection with such a corporate event in certain circumstances.

If the Company undergoes a “fundamental change” (as defined in the Indenture), holders may require the Company to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

Holders who convert on or after the date that is one year after the last date of original issuance of the Notes may also be entitled to receive, under certain circumstances, an interest make-whole payment payable in shares of common stock.

The Indenture includes customary terms and covenants, including certain events of default after which the Notes may be due and payable immediately. The following events are considered “events of default,” which may result in acceleration of the maturity of the Notes:

(1)	default in any payment of interest on any Note when due and payable and the default continues for a period of 30 days;

(2)	default in the payment of principal of any Note when due and payable at its stated maturity, upon any required repurchase, upon declaration of acceleration or otherwise;

(3)

the Company’s failure to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right, including the payment of any interest make-whole payment, and such failure continues for a period of five business days;

(4)

the Company’s failure to give a fundamental change notice or notice of the effective date of a make-whole fundamental change, in each case when due, and such failure continues for a period of five business days;

(5)	the Company’s failure to comply with its obligations in connection with a consolidation, merger or sale of assets;

(6)

the Company’s failure for 60 days after written notice from the trustee or the holders of at least 25% in principal amount of the Notes then outstanding has been received to comply with any of the Company’s other agreements contained in the Notes or the Indenture;

(7)

default by the Company or any of its subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $5.0 million (or its foreign currency equivalent) in the aggregate of the Company and/or any such subsidiary, whether such indebtedness now exists or shall hereafter be created:

(i)	results in such debt becoming or being declared due and payable prior to its maturity date, or

(ii)

constitutes a failure to pay the principal or interest of any such indebtedness when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, in either such case, if such default is not cured or waived, or the declaration that such indebtedness is due and payable is not rescinded, within 30 days after notice to the Company by the trustee or to the Company and the trustee by holders of at least 25% in principal amount of the outstanding Notes in accordance with the Indenture;

(8)	certain events of bankruptcy, insolvency, or reorganization of the Company or any of the Company’s significant subsidiaries; or
(9)

a final judgment or judgments for the payment of $5.0 million (or the foreign currency equivalent thereof) or more (excluding any amounts covered by insurance) in the aggregate rendered against the Company or any of its subsidiaries, which judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished.

Subject to certain exceptions, the Company has agreed not to sell or transfer any common stock of the Company for 90 days without first obtaining the written consent of Cowen and Company, LLC on behalf of the Initial Purchasers. The Company’s directors and executive officers and certain stockholders have also agreed not to sell or transfer any common stock of the Company for 90 days, subject to certain exceptions, without first obtaining the written consent of Cowen and Company, LLC on behalf of the Initial Purchasers.

The Indenture and form of Note are filed herewith as Exhibit 4.1 and Exhibit 4.2, respectively, and are incorporated by reference herein. The foregoing description of the terms of the Notes and the Indenture does not purport to be complete and is qualified in its entirety by reference to such exhibits.

In connection with the Note Offering, on February 3, 2016, the Company entered into a Third Amendment (the “Third Amendment”) to the Facility Agreement, Senior Secured Convertible Note and Warrant, by and between the Company and Deerfield. The Third Amendment, among other things, eliminated the Company’s ability to require Deerfield to convert its senior secured convertible note issued under the Facility Agreement into Company common stock.  In addition, pursuant to the Third Amendment, Deerfield consented to the prepayment of the term note and the issuance of the Notes. Except as modified by the Third Amendment, all terms and conditions of the Facility Agreement remain in full force and effect. The foregoing summary of the Third Amendment is not complete and is qualified in its entirety by reference to the Third Amendment, which is filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above, which is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

See Item 1.01 above, which is incorporated by reference herein.

Item 8.01	Other Events.

On February 3, 2016, the Company entered into a Purchase Agreement (the “Purchase Agreement”) with the Initial Purchasers relating to the Note Offering. The Company and the Initial Purchasers relied on exemptions from registration based in part on representations made by the Company and the Initial Purchasers, respectively. The Purchase Agreement includes customary representations, warranties and covenants by the Company and the Initial Purchasers. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities under the Securities Act.

On February 4, 2016, the Company issued a press release announcing the pricing of the Note Offering. A copy of the press release is filed herewith as Exhibit 99.1 and incorporated by reference herein.

On February 9, 2016, the Company issued a press release announcing the closing of the Note Offering. A copy of the press release is filed herewith as Exhibit 99.2 and incorporated by reference herein.

None of the Notes or the common stock issuable upon conversion of the Notes has been registered under the Securities Act or the securities laws of any other jurisdiction, and such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

This Current Report on Form 8-K includes forward-looking statements regarding future events. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements regarding the anticipated uses of the proceeds from the Note Offering, any statements of expectation or belief, and any statements of assumptions underlying any of the foregoing. These statements are based on current expectations on the date of this report and involve a number of significant risks and uncertainties that may cause actual results to differ significantly from such estimates. The risks include the satisfaction of the closing conditions of the Note Offering. The Company’s filings with the Securities and Exchange Commission identify many other risks and uncertainties. Any forward-looking statements that the Company makes in this report speak only as of the date of such statement, and the Company undertakes no obligation to update such statements.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
4.1	Indenture, dated as of February 9, 2016, by and between the Company and U.S. Bank National Association, as Trustee.

4.2	Form of Note representing the Company’s 5.50% Senior Convertible Notes due 2021 (included as Exhibit A to the Indenture filed as Exhibit 4.1).

10.1	Third Amendment to Facility Agreement, Senior Secured Convertible Note and Warrant, dated as of February 3, 2016, by and between the Company and Deerfield Private Design Fund III, L.P.

99.1	Press release dated February 4, 2016.

99.2	Press Release dated February 9, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEMPHARM, INC.

Date: February 9, 2016	By:	/s/ R. LaDuane Clifton
R. LaDuane Clifton
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
4.1	Indenture, dated as of February 9, 2016, by and between the Company and U.S. Bank National Association, as Trustee.

4.2	Form of Note representing the Company’s 5.50% Senior Convertible Notes due 2021 (included as Exhibit A to the Indenture filed as Exhibit 4.1).

10.1	Third Amendment to Facility Agreement, Senior Secured Convertible Note and Warrant, dated as of February 3, 2016, by and between the Company and Deerfield Private Design Fund III, L.P.

99.1	Press release dated February 4, 2016.

99.2	Press Release dated February 9, 2016.